UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 23, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 23, 2025, at SharpLink Gaming, Inc.’s (“SharpLink” or the “Company”) 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of SharpLink approved the proposals listed below. The final results of the votes regarding each proposal are set forth in the following tables. Each of these proposals was described in detail in the Company’s proxy statement.

The quorum required by the amended and restated articles of the Company (two or more stockholders holding at least 33 1/3% of the voting rights at the Annual Meeting) was present within a half an hour from the time appointed for the Annual Meeting. The number of shares of Common Stock of the Company present and voting at the Annual Meeting, constituting a quorum, was as set forth below:

●	Present and voting in person or by proxy: 3,309,611

●	Percent of total outstanding shares: 44.03%

1.	The record date for determining the Company’s stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) was March 20, 2025. On the Record Date, there were 6,903,056 shares of common stock issued and outstanding (“Common Stock”). To reelect Rob Phythian, Obie McKenzie, Robert Gutkowski and Leslie Bernhard as members of the Board of Directors for a term expiring at our 2025 Annual General Meeting of Stockholders and until their successors are elected and qualified.

	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD
Rob Phythian	1,004,779	93.75%	67,036	6.25%
Obie McKenzie	1,016,831	94.87%	54.984	5.13%
Robert Gutkowski	1,017,084	94.89%	54,731	5.11%
Leslie Bernhard	1,017,096	94.89%	54,719	5.11%

For the Election of Directors Proposal, the Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.

2.	The approval of the increase in the reverse stock split ratio from up to and including 6:1 (which was approved by stockholders at the 2024 Annual Meeting of Stockholders held on December 23, 2024) to up to and including 12:1 of the Company’s Common Stock, par value $0.0001 per share, to be effective at the ratio and on a date to be determined by the Company’s Board of Directors (the “Reverse Split Proposal”);

FOR	AGAINST	ABSTAIN
2,580,186	449,142	10,283

The Reverse Split Proposal requires votes cast for the increase in the reverse stock split ratio to exceed the votes cast against such proposal.

3.	To ratify the reappointment of Cherry Bekaert, LLP, registered public accountants, as our Company’s independent registered public accountants for the year ended December 31, 2025, and to authorize the Board of Directors to fix such independent registered public accountants’ compensation in accordance with the volume and nature of their services or to delegate such power to the Audit Committee.

FOR	AGAINST	ABSTAIN
2,848,710	190,698	203

The affirmative vote of the holders of a majority of the Common Stock represented at the Meeting, in person or by proxy, entitled to vote and voting on the matter, is required to approve the resolution.

4.	To approve a non-binding advisory vote to approve the compensation paid to our named executive officers (the “Say on Pay Proposal”).

FOR	AGAINST	ABSTAIN
699,508	71,412	300,895

The affirmative vote of the holders of a majority of the Common Stock represented at the Meeting, in person or by proxy, entitled to vote and voting on the matter, is required to approve the Say on Pay Proposal.

5.	To approve the adjournment or postponement of this Annual Meeting, if necessary, to solicit additional proxies or to achieve a quorum (the “Adjournment Proposal”).

FOR	AGAINST	ABSTAIN
2,695,753	328,333	15,525

The affirmative vote of the holders of a majority of the shares represented at the Meeting, in person or by proxy, entitled to vote and voting on the matter, is required to approve the Adjournment Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: April 23, 2025